SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

May 3, 2007

Date of Report

April 30, 2007

(Date of earliest event reported)

RNS SOFTWARE, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-129388	71-098116
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

    2197 West 2nd Avenue, Suite 103,Vancouver, B.C. , Canada  V6K 1H7

(Address of principal executive offices, including zip code)

    (604) 789-2410

(Registrant’s telephone number, including area code)

    N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐

Written communications pursuant to Rule 425 under the Securities Act

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01

Entry into a Material Definitive Agreement.

On April 30, 2007, the Registrant entered into a Securities Exchange Agreement (“Agreement”) by and among REGENA THERAPEUTICS, INC., a Delaware corporation (“Regena”), RNS SOFTWARE, INC., a Nevada corporation (“RNS”), the shareholders of Regena (the “Regena Shareholders”), and Livio Susin (the “RNS Redeemed Shareholder”), pursuant to which RNS will purchase all the issued and outstanding capital stock of Regena from the Regena Shareholders (the “Acquisition”).  Following completion of the Acquisition, the business of Regena will be the sole business of RNS and Regena will effectively become the operating public company.

The Agreement is attached hereto as Exhibit 10.01 and should be referred to when reading the following summary.

The Agreement provides that RNS will acquire all of the issued and outstanding shares of Regena in exchange for shares of RNS common and preferred stock.  RNS would also exchange Regena options and warrants for like options and warrants of RNS.  Further, RNS will redeem from  Livio Susin, sole officer and director and the majority shareholder of RNS, approximately 14,000,000 common shares of RNS in exchange for $175,000 and substantially all of the current assets and liabilities of RNS.  Other terms of the Agreement require RNS to effect a reverse split of its currently issued and outstanding common stock, increase its authorized capital and effect a name change.

The Closing of the Acquisition is contingent upon Regena completing a private placement (the “Private Placement”) and other conditions specified in the Agreement, including shareholder approval for certain actions (the “Closing”).  The parties anticipate closing no later than July 31, 2007.  Upon Closing, RNS will appoint new officers and directors.

Proposed Plan of Recapitalization

RNS expects that simultaneously with the Closing it will effect the following:

•

The redemption of 14,000,000 common shares from Livio Susin, the sole officer and director and an RNS shareholder in exchange for $175,000 cash and the transfer of substantially all of the current  assets and liabilities of RNS to Mr. Susin.

•

A reverse split or exchange of 1 share for each 19.34 shares of common stock in the case the Minimum amount is sold in the Private Placement and a reverse split or exchange of 1 share for each 16.34 shares of common stock in the case the Maximum amount is sold in the Private Placement.

•

Conversion of the existing Convertible Notes ($600,000) of Regena into common stock of Regena.

The following table shows the pro-forma capitalization of RNS assuming the closing of a Private Placement in the amount of $5,000,000 (the “Minimum”) and $8,000,000 (the “Maximum”) and the proposed plan of recapitalization:

	Minimum	Maximum
Common Stock outstanding (1)	624,853	739,714
Shares issued in the Acquisition of Regena common stock	11,320,319	11,320,319
Shares issued in the Acquisition of Regena Preferred stock	5,000,000	8,000,000
Proforma Total	16,945,172	20,060,033

(1) Gives effect for the reverse split under the Minimum and Maximum Private Placement amount not including shares of common stock reserved for the stock option plan to be approved as part of the Acquisition or outstanding warrants of Regena.

About Regena Therapeutics, Inc.

Regena Therapeutics, L.L.C. was organized as an Iowa Limited Liability Company in October, 2003.  On June 21, 2006, the assets and liabilities of Regena Therapeutics, LLC were contributed to Regena in exchange for Common Stock of Regena.

Regena is a pharmaceutical company that has developed a topical paste-like proprietary reformulation of misoprostol for application in medical treatments where tissue and/or bone regeneration is critical.  Multiple patents have been issued in the U.S., and a core patent in the major European geographies for topical misoprostol has also been issued.  Based on clinical and pre-clinical data involving Regena’s topical application of misoprostol, Regena’s initial products will be targeted to address periodontal disease and diabetic foot ulcers.  Regena has not yet commenced clinical trials for its products in humans and significant additional work may be required before FDA approval is received.

Regena’s objective is to develop a marketable line of tissue regeneration products for use in human dermatological and dental conditions.  Regena has identified diabetic foot ulceration and periodontal disease as the initial targets. However, Regena may expand into other markets of interest in the future including cosmetic surgery, surgical scarring, pressure sores, and as an adjunct for the treatment of oral lesions in radiation oncology.

Renena’s business strategy has three basic principles:

•

Investigate, research and develop products and methods for the treatment of new drug  indications, and to seek FDA approval for the marketing of these products;

•

Focus on applications for reformulated misoprostol rather than pursuing new chemical entities while utilizing a clinical research organization in order to minimize overhead and expedite development time; and

•

Seek licensing and partnering opportunities for domestic and international marketing and distribution of each product indication or position itself for acquisition or public offering

The business of Regena is to develop and commercialize pharmaceutical applications based on an off-patent analog of a prostaglandin E1 molecule called misoprostol.  Regena develops methods of using topical misoprostol-based compounds to treat specific diseases and believes these products can support a profitable enterprise.  While initially focusing on periodontal disease and diabetic foot ulcers, the Company may also decide to investigate additional diseases it believes are applicable to its product.

Regena has been assigned all right, title, and interest in three patents issued by the United States Patent and Trademark Office, one patent application issued by the European Patent Office, and one U.S. patent that is currently being responded to after the initial rejection.  However, the basic molecule upon which misoprostol is based is not covered by a patent and Regena cannot assert with certainty that it can block others from developing similar misoprostol-based products.  Regena has not commenced human clinical trials for any drug candidates and will be required to devote significant efforts and resources to the development of any products before it will be in a position to being marketing products to the public.

Item 9.01

Financial Statements and Exhibits.

The following exhibits are included with this report on Form 8-K.

Exhibit Number

Title

10.01

Securities Purchase Agreement

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

RNS SOFTWARE, INC.

Date:  May 3, 2007

By:/s/ Livio Susin

Livio Susin

President and Chief Executive Officer

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